Exhibit 99.1

WATERSTONE FINANCIAL, INC.
WATERSTONE BANK
11200 W. PLANK CT.
WAUWATOSA, WI 53226

Contact:  Douglas Gordon
President and CEO
414.459.4100
douglasgordon@wsbonline.com

FOR IMMEDIATE RELEASE

WATERSTONE FINANCIAL, INC. ANNOUNCES RESIGNATION OF SENIOR VICE PRESIDENT OF RETAIL BANKING

WAUWATOSA, WI (March 2, 2018) —Waterstone Financial, Inc. (NASDAQ: WSBF) ("Waterstone" or the "Company") today announced the departure of Rebecca Arndt from her position as Senior Vice President in charge of retail banking at the Company's subsidiary WaterStone Bank SSB (the "Bank") effective February 28, 2018.  The Bank has begun a search for Ms. Arndt's successor.

Douglas Gordon, President and Chief Executive Officer of the Company, commented, "We appreciate the contributions Becky has made in her 12 years with the Bank and we wish her well in her future endeavors."

About Waterstone Financial, Inc.

Waterstone Financial, Inc. is the savings and loan holding company for WaterStone Bank. WaterStone Bank was established in 1921 and offers a full suite of personal and business banking products. The Bank has branches in Wauwatosa, Brookfield, Fox Point/North Shore, Franklin/Hales Corners, Germantown/Menomonee Falls, Greenfield, Oak Creek, Oconomowoc/Lake Country, Pewaukee, Waukesha/Brookfield, and West Allis, Wisconsin and a commercial lending office in Minneapolis, Minnesota. WaterStone Bank is the parent company to Waterstone Mortgage, which offers mortgage banking offices in 25 states. For more information about WaterStone Bank, go to http://www.wsbonline.com.